Exhibit 99.2
Press Release
For Immediate Release
Beazer Homes Announces Proposed Public Offering of Common Stock and
Mandatory Convertible Subordinated Notes
ATLANTA, January 5, 2010— Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) (the “Company”) announced today that it is commencing concurrent underwritten public offerings of common stock and mandatory convertible subordinated notes. The offerings will include the issuance of 18,000,000 shares of the Company’s common stock and $50.0 million aggregate principal amount of mandatory convertible subordinated notes due 2013. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares and mandatory convertible notes sold to cover over-allotments. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are serving as the joint book-running managers for the offerings, Deutsche Bank Securities Inc. and UBS Securities LLC will serve as joint lead managers and Moelis & Company LLC will serve as co-manager.
The Company intends to use the net proceeds from the offerings to replenish funds used to redeem in full the Company’s 8 5/8% Senior Notes due 2011, which the Company will call for redemption prior to the closing of the offerings, and for other general corporate purposes including, without limitation, funding (or replenishing cash that has been used to fund) repurchases of the Company’s outstanding senior notes that the Company may make from time to time.
The shares and mandatory convertible notes will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. Preliminary prospectus supplements related to the offerings will be filed with the Securities and Exchange Commission and will be available on the SEC’s website, http://www.sec.gov. Copies of the preliminary prospectus supplements and the accompanying base prospectus related to the offerings may be obtained from: Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (Attention: Prospectus Department; Telephone: (800) 831-9146; E-mail: batprospectusdept@citi.com) or Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010 (Telephone: (800) 221-1037).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions, the Company’s ability to complete the offerings and the Company’s ability to repurchase its outstanding senior notes from time to time. For more information, see the Company’s filings with the Securities and Exchange Commission, including the preliminary prospectus supplements relating to the proposed offerings.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Jeff Hoza
Vice President, Treasurer
770-829-3700
jhoza@beazer.com